                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement         [ ] Confidential, For Use of the
                                            Commission Only (as permitted by
                                            Rule 14a-6(e)(2))

[X] Definitive Proxy Statement

[ ] Definitive Additional Materials

[ ] Soliciting Material Under Rule 14a-12



                           K-Tron International, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)



--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.


(1) Title of each class of securities to which transaction applies:


--------------------------------------------------------------------------------

(2) Aggregate number of securities to which transaction applies:


--------------------------------------------------------------------------------

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


--------------------------------------------------------------------------------

(4) Proposed maximum aggregate value of transaction:


--------------------------------------------------------------------------------

(5) Total fee paid:


--------------------------------------------------------------------------------

[ ] Fee paid previously with preliminary materials:


--------------------------------------------------------------------------------

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1) Amount previously paid:


--------------------------------------------------------------------------------

(2) Form, Schedule or Registration Statement No.:


--------------------------------------------------------------------------------

(3) Filing Party:


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(4) Date Filed:


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
                           K-TRON INTERNATIONAL, INC.
                                Routes 55 and 553
                                  P.O. Box 888
                          Pitman, New Jersey 08071-0888

                             ----------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD MAY 17, 2002

                               -------------------


To Our Shareholders:

         Notice is hereby given that the Annual Meeting of Shareholders of K-Tron International, Inc. (the "Company") will be held on May 17, 2002 at 10:00 a.m., local time, at the Company's corporate headquarters at Routes 55 and 553, Pitman, New Jersey for the following purposes:

         (1) To elect one director to Class I of the Board of Directors to serve for a four-year term and until the election and qualification of his successor; and

         (2) To transact such other business as may properly come before the meeting.

         Only shareholders of record at the close of business on March 19, 2002 are entitled to notice of the Annual Meeting and to vote at the Annual Meeting and any adjournments thereof. The transfer books will not be closed.

                                        By Order of the Board of Directors,


                                        Mary E. Vaccara
                                        Secretary

April 1, 2002


              YOUR PROXY VOTE IS IMPORTANT. ACCORDINGLY, YOU ARE ASKED TO COMPLETE, SIGN AND RETURN THE ACCOMPANYING PROXY CARD IN THE ENVELOPE PROVIDED WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                                     [LOGO]




                              --------------------

                                 PROXY STATEMENT

                         ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD MAY 17, 2002

                               -------------------


         This Proxy Statement is being furnished to the shareholders of K-Tron International, Inc. (the "Company") in connection with the Annual Meeting of Shareholders of the Company to be held on May 17, 2002 and any postponements or adjournments thereof (the "Annual Meeting"). This Proxy Statement and the enclosed Proxy Card are being mailed to shareholders on or about April 1, 2002.

         Execution and return of the enclosed Proxy Card are being solicited by and on behalf of the Board of Directors of the Company for the purposes set forth in the foregoing notice of meeting. The costs incidental to the solicitation and obtaining of proxies, including the cost of reimbursing banks and brokers for forwarding proxy materials to their principals, will be borne by the Company. Proxies may be solicited, without extra compensation, by officers and employees of the Company by mail, telephone, telefax, personal interviews and other methods of communication.

         The Annual Report to Shareholders for the fiscal year ended December 29, 2001, including consolidated financial statements and other information with respect to the Company and its subsidiaries, is being mailed to shareholders with this Proxy Statement. Such Annual Report is not part of this Proxy Statement.

                              VOTING AT THE MEETING

RECORD DATE; VOTE REQUIRED; PROXIES

         Only shareholders of record at the close of business on March 19, 2002 are entitled to notice of the Annual Meeting and to vote at the Annual Meeting. As of that date, the Company had outstanding 2,432,092 shares of Common Stock. The holders of a majority of such shares, represented in person or by proxy, shall constitute a quorum at the Annual Meeting. A quorum is necessary before business may be transacted at the Annual Meeting except that, even if a quorum is not present, the shareholders present in person or by proxy shall have the power to adjourn the meeting from time to time until a quorum is present. Each shareholder entitled to vote shall have the right to one vote for each share of Common Stock outstanding in such shareholder's name.

         The shares of Common Stock represented by each properly executed Proxy Card will be voted at the Annual Meeting in the manner directed therein by the shareholder signing such Proxy Card. The Proxy Card provides space for a shareholder to vote for the nominee, or to withhold authority to vote for the nominee, for the Board of Directors. The nominee for election as a director is to be elected by a plurality of the votes cast at the Annual Meeting. With respect to any other matter that may properly be brought before the Annual Meeting, the affirmative vote of a majority of the votes cast by shareholders entitled to vote thereon is required to take action, unless a greater percentage is required either by law or by the Company's Restated Certificate of Incorporation or By-Laws. In determining the number of votes cast with respect to any voting matter, only those cast "for" or

"against" are included. Abstentions will be considered present and entitled to vote at the Annual Meeting but will not be counted as votes cast. Accordingly, abstentions will have no effect on the vote. Similarly, where brokers submit proxies but are prohibited and thus refrain from exercising discretionary authority in voting shares on certain matters for beneficial owners who have not provided voting instructions with respect to such matters (commonly referred to as "broker non-votes"), those shares will be considered present and entitled to vote at the Annual Meeting but will not be counted as votes cast as to such matters and thus will have no effect on the vote.

         If a signed Proxy Card is returned and the shareholder has given no direction with respect to a voting matter, the shares will be voted with respect to that matter by the proxy agents as recommended by the Board of Directors or its Executive Committee. Execution and return of the enclosed Proxy Card will not affect a shareholder's right to attend the Annual Meeting and vote in person. Any shareholder giving a proxy has the right to revoke it by giving notice of revocation to the Secretary of the Company at any time before the proxy is voted.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information as of March 12, 2002 (or as of such other date or dates as may be noted below) with respect to shares of Common Stock of the Company beneficially owned by each director, by each executive officer of the Company named in the Summary Compensation Table under "Executive Compensation," by all current directors and executive officers of the Company as a group and by each person believed by the Company to be the beneficial owner of more than 5% of the outstanding shares of Common Stock. Except as indicated below, the Company understands that the shareholders listed in such table have sole voting and investment power with respect to the shares owned by them. The number of shares in the table below includes shares issuable upon the exercise of outstanding stock options to the extent that such options are exercisable by the director, executive officer or shareholder on or within 60 days after March 12, 2002. In the case of directors and executive officers, the information below has been provided by such persons at the request of the Company.

                                                                                      Percent of
                                                             Number of Shares        Common Stock
          Name of Individual or Identity of Group            of Common Stock         Outstanding
          ---------------------------------------            ---------------         -----------
Directors and Executive Officers:

Edward B. Cloues, II(1)(2) ...............................       235,745                 9.3
Lukas Guenthardt (1) .....................................        26,354                 1.1
Kevin C. Bowen (1) .......................................        26,053                 1.1
Richard J. Pinola (1) ....................................        24,669                 1.0
Ronald R. Remick (1)(3) ..................................        19,525                  *
Norman Cohen (1) .........................................        11,219                  *
Robert A. Engel (1) ......................................         5,500                  *
Edward T. Hurd ...........................................         1,000                  *
All current directors and executive officers as a group (8
persons) (4) .............................................       350,065                13.5

Other 5% Shareholders:

Heartland Advisors, Inc. (5) .............................       277,500                11.4
T. Rowe Price Associates, Inc. (6) .......................       256,323                10.5
Paradigm Capital Management Inc. (7) .....................       237,002                 9.8
Robert E. Robotti (8) ....................................       180,350                 7.4
FleetBoston Financial Corporation (9) ....................       146,494                 6.0
Dimensional Fund Advisors Inc. (10) ......................       138,700                 5.7

--------------

* Less than 1%.

(1) Includes with respect to Mr. Cloues 100,000 shares, Mr. Guenthardt 18,000 shares, Mr. Bowen 13,500 shares, Mr. Pinola 14,000 shares, Mr. Remick 10,625 shares, Mr. Cohen 4,000 shares and Mr. Engel 3,000 shares, all of which shares are subject to presently exercisable options.

(2) Includes 60,385 shares as to which Mr. Cloues shares investment and voting power with Jan Beebe, the beneficial owner, by power of attorney. Mr. Cloues does not have an economic interest in such shares. The business address of Mr. Cloues is c/o K-Tron International, Inc., Routes 55 and 553, P.O. Box 888, Pitman, New Jersey 08071.

(3) Includes 4,900 shares as to which Mr. Remick shares investment and voting power with his wife.

(4)      Includes 163,125 shares subject to presently exercisable options.

(5) As reflected in Amendment No. 3 to Schedule 13G filed January 16, 2002. Such shares may be deemed beneficially owned by (i) Heartland Advisors, Inc. ("Heartland"), a registered investment advisor, and (ii) William
         J. Nasgovitz, President and principal shareholder of Heartland. Mr. Nasgovitz's position as President and his stock ownership of Heartland could be deemed as conferring upon him voting and/or investment power over the shares Heartland beneficially owns. Heartland has sole dispositive power over all such shares and sole voting power over 208,400 shares. The principal address of Heartland is 789 North Water Street, Milwaukee, Wisconsin 53202.

(6) As reflected in Amendment No. 10 to Schedule 13G filed February 6, 2002. According to T. Rowe Price Associates, Inc. ("Price Associates"), it (i) is a registered investment adviser and (ii) has sole dispositive power over all such shares. These shares are owned by T. Rowe Price Small-Cap Value Fund, Inc. ("Small-Cap Value Fund"), a registered investment company, as to which Price Associates serves as investment adviser with power to direct investments. According to Small-Cap Value Fund, it has sole voting power over such shares. For purposes of the reporting requirements of the Securities Exchange Act of 1934, as amended, Price Associates is deemed to be a beneficial owner of such shares; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such shares. The principal address of Price Associates is 100 East Pratt Street, Baltimore, Maryland 21202.

(7) As reflected in Amendment No. 6 to Schedule 13G filed February 14, 2002. According to Paradigm Capital Management Inc. ("Paradigm"), it
         (i) is a registered investment adviser and (ii) has shared voting power and shared dispositive power over all such shares. The principal address of Paradigm is Nine Elk Street, Albany, New York 12207.

(8) As reflected in Schedule 13G filed February 13, 2002. According to Robert E. Robotti, an individual ("Robotti"), he has shared voting power and shared dispositive power over all such shares as a result of
         (i) Robotti's ownership of Robotti & Company, Incorporated ("Robotti & Company"), a registered broker-dealer and a registered investment advisor, which directly owns 100 shares and beneficially holds 120,650 shares by virtue of the investment discretion Robotti & Company has over the accounts of its brokerage customers and advisory clients and
         (ii) Robotti's position as one of two General Partners of The Ravenswood Investment Company, L.P., which owns 59,600 shares. The principal address of Robotti is c/o Robotti & Company, Incorporated, 52 Vanderbilt Avenue, Suite 503, New York, New York 10017.

(9) As reflected in Schedule 13G filed February 14, 2002. According to FleetBoston Financial Corporation ("Fleet"), it is (i) a parent holding company or control person and (ii) has sole dispositive power over all such shares and sole voting power over 111,054 shares. The principal address of Fleet is 100 Federal Street, Boston, Massachusetts 02110.

(10) As reflected in an amendment to Schedule 13G filed February 12, 2002. Dimensional Fund Advisors Inc. ("Dimensional"), an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other commingled group trusts and separate accounts. These investment companies, trusts and accounts are the "Funds." In its role as investment advisor and investment manager, Dimensional possesses both voting and investment power over all 138,700 shares. The Funds own all securities reported in the amendment, and Dimensional disclaims beneficial ownership of such securities. The principal address of Dimensional is 1299 Ocean Avenue, 11th Floor, Santa Monica, California 90401.

                          MATTERS CONCERNING DIRECTORS

ELECTION OF DIRECTORS

         The Board of Directors currently consists of five directors and is classified with respect to terms of office into four classes. The Class I director elected at the Annual Meeting will serve until the 2006 annual meeting of shareholders and until such director's successor has been elected and qualified, except in the event of such director's earlier death, resignation or removal. The terms of office of the Class II, Class III and Class IV directors will expire at the annual meetings to be held in 2003, 2004 and 2005, respectively, upon the election and qualification of their successors.

         The Board of Directors has nominated Mr. Edward T. Hurd for election as the Class I director. Mr. Hurd currently is a director of the Company. The persons named as proxy agents in the enclosed Proxy Card intend (unless instructed otherwise by a shareholder) to vote for the election of Mr. Edward T. Hurd as the Class I director. In the event that the nominee should become unable to accept nomination or election (a circumstance which the Board of Directors does not expect), the proxy agents intend to vote for any alternate nominee designated by the Board of Directors or its Executive Committee or, in the discretion of the Board or its Executive Committee, the position may be left vacant.

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE CLASS I NOMINEE.

         Set forth below is certain information with respect to the nominee for director and each other person currently serving as a director of the Company whose term of office will continue after the Annual Meeting, including the class and term of office of each such person. This information has been provided by each director at the request of the Company.

         Class I--Nominee for Term Continuing until 2006

         EDWARD T. HURD. Mr. Hurd has been a director since January 2002 when he was elected by unanimous vote of the directors in office to fill a vacancy in Class I. Mr. Hurd is a principal in three consulting firms: Hurd Consulting, focusing on high technology business management (1996 to present); Curry and Hurd, specializing in acquisitions and divestitures and the management of distressed businesses (2000 to present); and Customer Valunomics, which evaluates customer relationships and loyalty (2000 to present). From 1996 to 2000, he served as a consultant to and Chairman of the Board of Moore Products Company. From 1990 to 1996, Mr. Hurd was the President of Honeywell Industrial, a division of Honeywell Incorporated that specialized in turnkey systems for process automation applications and distributed computer automation systems. Mr. Hurd is 63 years of age.

         Class II--Director with Term Continuing until 2003

         ROBERT A. ENGEL. Mr. Engel has been a director since 1999, when he was elected at the 1999 annual meeting of shareholders. Since 1999, Mr. Engel has been a Managing Director of Gleacher & Co. LLC, a financial advisory and investment banking firm. From 1995 to 1999, Mr. Engel was the Managing Director-Head of Mergers and Acquisitions of Gleacher NatWest Inc., a predecessor firm. From 1986 to 1995, he worked in various capacities at the investment banking firms of Gleacher & Co., Inc., C. J. Lawrence, Morgan Grenfell, Inc. and Morgan Grenfell & Co. Ltd. Mr. Engel is 38 years of age.

         Class III--Directors with Terms Continuing until 2004

         NORMAN COHEN. Mr. Cohen has been a director since 1974 and was most recently reelected at the 2000 annual meeting of shareholders. From 1993 to June 1999, he was Chairman and Chief Executive Officer of Creative

Contracting Associates, Inc., a clothing manufacturer, and he was a consultant to Maggy London International, a clothing company, from 1999 until his retirement in June 2000. Mr. Cohen is 75 years of age.

         RICHARD J. PINOLA. Mr. Pinola has been a director since January 1994 and was most recently reelected at the 2000 annual meeting of shareholders. Since January 1994, he has served as Chairman and Chief Executive Officer of Right Management Consultants, Inc., a publicly-held human resource consulting and career management firm, and from June 1992 through December 1993 he was President and Chief Executive Officer of that company. Prior to joining Right Management Consultants, Inc., Mr. Pinola was President and Chief Operating Officer of Penn Mutual Life Insurance Company from March 1988 through September 1991 and a consultant from September 1991 until June 1992. He serves as a director of Right Management Consultants, Inc. Mr. Pinola is 56 years of age.

         Class IV--Director with Term Continuing until 2005

         EDWARD B. CLOUES, II. Mr. Cloues has been a director since July 1985 and was most recently reelected at the 2001 annual meeting of shareholders. He became Chairman of the Board of Directors and Chief Executive Officer of the Company on January 5, 1998. From May 1985 until May 1998, Mr. Cloues served as Secretary of the Company. Prior to joining the Company in 1998, Mr. Cloues was a senior partner in the law firm of Morgan, Lewis & Bockius LLP, which is the Company's general counsel. He is also a director and non-executive Chairman of the Board of AMREP Corporation and a director of AmeriQuest Technologies, Inc. and Penn Virginia Corporation. Mr. Cloues is 54 years of age.

COMMITTEES AND MEETINGS

         The Board of Directors has an Executive Committee, an Audit Committee and a Compensation and Human Resources Committee. The members of the Compensation and Human Resources Committee also constitute the members of the two committees which administer the Company's employee stock option plans (collectively, the "Stock Option Committee"). During fiscal year 2001, the Board of Directors held four meetings, the Executive Committee held one joint meeting with the Compensation and Human Resources Committee by telephone conference, the Audit Committee held four meetings (including one by telephone conference), the Compensation and Human Resources Committee held four meetings (including one joint meeting with the Executive Committee by telephone conference) and the Stock Option Committee did not meet separately from the Compensation and Human Resources Committee. Each director attended at least 75% of the aggregate of the fiscal year 2001 meetings of the Board of Directors and of the Board committee or committees on which he served during the year. The Company had a Nominating Committee until the death of one its members during 2001; since that time, the full Board of Directors has assumed the responsibilities of the Nominating Committee.

         The Executive Committee is empowered to exercise all powers of the Board of Directors, except action on dividends and certain other matters which cannot by law be delegated by the Board, during the periods between regular Board meetings. The primary duties and responsibilities of the Audit Committee are to serve as an independent and objective party to monitor the Company's financial reporting process and internal control systems, review the independence and performance of the Company's independent accountants, and provide an open avenue of communication among the independent accountants, financial and senior management of the Company and the Board. The Compensation and Human Resources Committee recommends to the Board the compensation of the Company's chief executive officer, reviews and takes action on the chief executive officer's recommendations regarding the appropriate compensation of the Company's other executive officers and also of any other direct reports to the chief executive officer, approves the granting of any bonuses to such officers and direct reports and the total size of any Company-wide bonus pool, reviews other compensation and personnel development matters generally and recommends to the Board the compensation of non-employee directors. The Nominating Committee's principal duties, which have been assumed by the full Board as indicated above, are to recommend to the Board nominees for election as directors, changes in the membership of the committees of the Board and the membership of any newly-created Board committee. The Stock Option Committee is responsible for administering the Company's 1996 Equity Compensation Plan and another stock option plan which has expired (but under which there remain outstanding stock options).

         The current members of the Executive Committee are Messrs. Cloues (Chairman) and Cohen; of the Audit Committee, Messrs. Pinola (Chairman), Engel and Hurd; of the Compensation and Human Resources Committee,

Messrs. Cohen (Chairman) and Pinola; and of the Stock Option Committee, Messrs. Cohen and Pinola.

STANDARD COMPENSATION ARRANGEMENTS

         Directors who are not employees of the Company receive an annual retainer of $12,500, a $2,000 annual retainer for each membership on any of the Audit Committee and the Compensation and Human Resources Committee, a $1,000 annual retainer for membership on the Executive Committee, $1,000 for each Board meeting attended and $750 for each Executive Committee meeting attended provided that, in the case of Executive Committee meetings, such meetings either require substantial preparation or last two hours or more. In addition, the chairman of the Audit Committee and the chairman of the Compensation and Human Resources Committee are each paid an additional $1,500 for their service in such capacities. All retainers are paid on a prorated bi-monthly basis. Directors generally do not receive compensation for their participation in telephone meetings or for attendance at other committee meetings. Under the 1996 Equity Compensation Plan, non-employee directors are eligible to receive stock options and, unless the Stock Option Committee determines otherwise (which has not been the case in the past), on the date of each annual meeting of shareholders of the Company, each non-employee director receives a stock option grant to purchase 1,000 shares of Common Stock with an option price per share equal to the fair market value of a share of Common Stock on that date. Such options are fully vested on the date of grant and have a ten-year term.

SHARE OWNERSHIP GUIDELINE

         Each non-employee director is required to own shares of Company Common Stock with a value, at the greater of cost or market, equal to four times the current $12,500 annual retainer, or $50,000. As for any newly-elected director, this requirement may be phased in over a period of time to be determined by the Board. All directors are in compliance with this guideline with the exception of the two most recently-elected directors, Messrs. Engel and Hurd, who as of March 12, 2002 owned 2,500 shares and 1,000 shares, respectively.

REQUIREMENTS FOR ADVANCE NOTIFICATION OF NOMINATIONS

         Article Ninth of the Restated Certificate of Incorporation of the Company provides that no person may be nominated for election as a director by a shareholder at an annual or special meeting unless written notice of such shareholder's intent to make such nomination has been given, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Company at the principal executive offices of the Company not later than (i) with respect to an election to be held at an annual meeting of shareholders, 90 days in advance of such meeting and (ii) with respect to an election to be held at a special meeting of shareholders for the election of directors, the close of business on the seventh day following the date on which notice of such meeting is first given to shareholders. Each such notice shall set forth: (a) the name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the shareholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; (d) such other information regarding each nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had the nominee been nominated, or intended to be nominated, by the Board of Directors; and (e) the consent of each nominee to serve as a director of the Company if so elected. The Board of Directors may, in its discretion, consider nominees for the Board recommended by a shareholder according the foregoing procedure, but it is not obligated to do so, and the chairman of the meeting may refuse to acknowledge the nomination of any person not made in compliance with such procedure.

                             EXECUTIVE COMPENSATION

COMPENSATION

         The following table sets forth certain information with respect to compensation earned during fiscal years 2001, 2000 and 1999 by the Company's chief executive officer and the Company's other executive officers whose salary and bonus from the Company or any subsidiary exceeded $100,000 in fiscal year 2001 (the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                                                                 Long-Term
                                                                                            Compensation Awards
                                                                                         -------------------------
                                                                                          Net Value
                                                        Annual Compensation                  of          Number of
                                             -----------------------------------------   Restricted        Stock
            Name and                                                    Other Annual        Stock         Options       All Other
       Principal Position          Year       Salary         Bonus     Compensation(1)    Grants(2)       Granted    Compensation(3)
       ------------------          ----       ------         -----     ---------------    ---------       -------    ---------------
Edward B. Cloues, II ...........   2001      $436,800      $      0      $ 14,299(4)      $ 48,800        40,000        $ 32,909
  Chief Executive Officer          2000       420,000             0        15,885(4)             0             0          38,958
  and Chairman of the Board        1999       400,000       200,000        14,861(4)       231,250             0          32,540
  of Directors

Kevin C. Bowen .................   2001      $210,000      $      0      $    332(4)      $ 24,400        20,000        $ 19,476
  Senior Vice President,           2000       188,563             0           243(4)             0             0          16,631
  Feeder Group and President       1999       165,000        50,000           316(4)             0             0          15,951
  and Chief Executive
  Officer of K-Tron
  America, Inc.

Ronald R. Remick ...............   2001      $191,000      $      0      $  1,362(4)      $ 24,400        25,000        $ 20,127
  Senior Vice President,           2000       178,500             0           744(4)             0         7,500          13,604
  Chief Financial Officer and      1999       109,792        33,333           455(4)        36,750         7,500           1,546
  Treasurer

Lukas Guenthardt ...............   2001      $185,500      $      0      $    158(4)      $ 24,400        20,000        $ 14,724
  Senior Vice President,           2000       173,250             0           162(4)             0             0          24,949
  Pneumatic Conveying              1999       165,000        50,000           176(4)             0             0          11,678
  Group and Chief Strategy
  Officer

----------------

(1) In fiscal years 2001, 2000 and 1999, no Named Executive Officer received perquisites or other personal benefits, securities or property which exceeded the lesser of $50,000 or 10% of such Named Executive Officer's salary and bonus.

(2)      The amounts disclosed in this column include:

         (a) As of the end of fiscal year 2001, Mr. Cloues held 4,000 shares of restricted Common Stock valued at $41,000; Messrs. Bowen, Remick and Guenthardt each held 2,000 shares of restricted Common Stock valued at $20,500. The shares of restricted Common Stock issued in fiscal year 2001 to each Named Executive Officer will vest on November 1, 2002 if such individual is employed by the Company on that date.

         (b) As of the end of fiscal year 2000, none of the Named Executive Officers held any restricted Common Stock.

         (c) As of the end of fiscal year 1999, Mr. Cloues held 12,500 shares of restricted Common Stock valued at $168,750 and Mr. Remick held 2,000 shares of restricted Common Stock valued at $27,000. The shares of restricted Common Stock issued in fiscal year 1999 to such Named Executive Officers vested on January 5, 2000 for Mr. Cloues and May 10, 2000 for Mr. Remick since such individuals were employed by the Company on those dates.

         (d) Dividends, if declared by the Board of Directors, will be paid on the restricted Common Stock issued to Messrs. Cloues, Bowen, Remick and Guenthardt in fiscal year 2001; however, to date, no such dividends have been declared or paid. The restricted Common Stock issued to Messrs. Cloues and Remick in fiscal year 1999 is no longer restricted, and no dividends were declared or paid while such shares were restricted Common Stock.

(3)      The amounts disclosed in this column include:

         (a) Company and subsidiary contributions under the thrift portion of Company's 401(k) Profit-Sharing and Thrift Plan on behalf of the following Named Executive Officers: For fiscal year 2001 - Mr. Cloues $10,200, Mr. Bowen $10,200, Mr. Remick $10,200 and Mr. Guenthardt $10,200. For fiscal year 2000 - Mr. Cloues $10,200, Mr. Bowen $10,200,
         Mr. Remick $10,200 and Mr. Guenthardt $10,200. For fiscal year 1999 - Mr. Cloues $9,600, Mr. Bowen $9,600 and Mr. Guenthardt $9,600. No contributions were made under the profit-sharing portion of the plan in any of these years.

         (b) Company and subsidiary payments for supplemental health insurance on behalf of the following Named Executive Officers: For fiscal year 2001 - Mr. Cloues $4,767, Mr. Bowen $7,971, Mr. Remick $7,153 and Mr.
         Guenthardt $3,992. For fiscal year 2000 - Mr. Cloues $9,057, Mr. Bowen $5,256, Mr. Remick $1,590 and Mr. Guenthardt $14,217. For fiscal year 1999 - Mr. Cloues $4,480, Mr. Bowen $4,978 and Mr. Guenthardt $1,462.

         (c) Company and subsidiary payments of premiums for additional group term life insurance on behalf of the following Named Executive
         Officers: For fiscal year 2001 - Mr. Cloues $552, Mr. Bowen $460, Mr. Remick $2,064 and Mr. Guenthardt $240. For fiscal year 2000 - Mr. Cloues $552, Mr. Bowen $330, Mr. Remick $1,104 and Mr. Guenthardt $240. For fiscal year 1999 - Mr. Cloues $852, Mr. Bowen $528, Mr. Remick $836 and Mr. Guenthardt $324.

         (d) Company and subsidiary payments of premiums for additional life insurance on behalf of the following Named Executive Officers: For fiscal year 2001 - Mr. Cloues $3,393, Mr. Bowen $845, Mr. Remick $710 and Mr. Guenthardt $292. For fiscal year 2000 - Mr. Cloues $4,185, Mr. Bowen $845, Mr. Remick $710 and Mr. Guenthardt $292. For fiscal year 1999 - Mr. Cloues $2,792, Mr. Bowen $845, Mr. Remick $710 and Mr. Guenthardt $292.

         (e) Company payments of premiums for additional disability insurance on behalf of the following Named Executive Officer: For fiscal year 2001 - Mr. Cloues $13,997. For fiscal year 2000 - Mr. Cloues $14,994. For fiscal year 1999 - Mr. Cloues $15,966.

(4) Represents amounts reimbursed to certain Named Executive Officers for estimated income taxes incurred with respect to additional life and disability insurance purchased on their behalf.

OPTION GRANTS

         The following table discloses options granted to the Named Executive Officers during the fiscal year ended December 29, 2001.

                        OPTION GRANTS IN LAST FISCAL YEAR

                                                         INDIVIDUAL GRANTS
                                  ---------------------------------------------------------------
                                                                                                           POTENTIAL REALIZABLE
                                                                                                             VALUE AT ASSUMED
                                   NUMBER OF       PERCENT OF TOTAL                                           ANNUAL RATES OF
                                   SECURITIES        OPTIONS/SARS                                               STOCK PRICE
                                   UNDERLYING         GRANTED TO     EXERCISE OR                             APPRECIATION FOR
                                  OPTIONS/SARS       EMPLOYEES IN     BASE PRICE       EXPIRATION               OPTION TERM
NAME                                GRANTED        FISCAL YEAR 2001  PER SHARE(1)         DATE              5%               10%
----                                -------        ----------------  ------------         ----              --               ---
Edward B. Cloues, II ...           40,000(2)             31.7%         $  12.20          7/19/11         $306,904         $777,774

Kevin C. Bowen .........           20,000(2)             15.9%            12.20          7/19/11          153,452          388,887

Ronald R. Remick .......            5,000(3)              4.0%            14.68           5/9/11           46,162          116,985
                                   20,000(2)             15.9%            12.20          7/19/11          153,452          388,887

Lukas Guenthardt .......           20,000(2)             15.9%            12.20          7/19/11          153,452          388,887

-------------------

(1) The exercise price of the option granted was equal to the fair market value of the underlying stock on the date of grant.

(2) The option becomes exercisable on the fifth anniversary of the date of grant.

(3) During fiscal year 2001, an option to purchase 5,000 shares of Common Stock, which becomes exercisable in four equal annual installments commencing on the first anniversary of the date of grant, was granted to Mr. Remick pursuant to his employment agreement with the Company.

OPTION EXERCISES AND FISCAL YEAR-END VALUES

         The following table sets forth certain information regarding the number and value of stock options held at December 29, 2001 by the Named Executive Officers.

AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

                                                                            NUMBER OF                       VALUE OF
                                                                           UNEXERCISED                 UNEXERCISED IN-THE-
                                                                           OPTIONS AT                   MONEY OPTIONS AT
                                                                        DECEMBER 29, 2001              DECEMBER 29, 2001(1)
                                                                  -----------------------------    ---------------------------
                                    SHARES
                                   ACQUIRED        VALUE
NAME                             ON EXERCISE      REALIZED        EXERCISABLE     UNEXERCISABLE    EXERCISABLE   UNEXERCISABLE
----                             -----------      --------        -----------     -------------    -----------   -------------
Edward B. Cloues, II ...               --               --          100,000           40,000               --         --

Kevin C. Bowen .........            3,000         $  8,901           13,500           45,000         $ 97,750         --

Ronald R. Remick .......               --               --            5,625           34,375               --         --

Lukas Guenthardt .......               --               --           18,000           45,000         $131,375         --

------------------

(1) Based on the closing price of the Company's Common Stock as quoted on the Nasdaq National Market on December 29, 2001 ($10.25 per share), net of the option exercise price.

CERTAIN EMPLOYMENT AGREEMENTS

         Messrs. Bowen, Remick and Guenthardt were employed by the Company or a subsidiary during fiscal year 2001 under employment agreements with the Company (the "Employment Agreements"). Under the Employment Agreements, Messrs. Bowen, Remick and Guenthardt are entitled to receive a base salary, which may be increased from time to time, and such additional compensation and bonus payments as may be awarded to them. During fiscal year 2001, the annual base salaries for Messrs. Bowen, Remick and Guenthardt were $210,000, $191,000 and $185,500, respectively. There have been no changes in these salaries since the beginning of 2001. The Company's obligation to pay such base salaries is subject to its right to reduce them in the event reductions are generally being made for other officers of the Company or its subsidiaries holding comparable positions.

         Under Mr. Remick's employment agreement, he received a stock option grant to purchase 5,000 shares of Common Stock on May 10, 2001, the second anniversary of the commencement of his employment with the Company, at a purchase price equal to the fair market value on the date of grant, with the option for 1,250 of such shares to vest on each of the first, second, third and fourth anniversaries of the date of grant.

         Each of the Employment Agreements provides that either the Company or the employee may terminate the employment term thereunder upon not less than one year's prior notice. Such employment terms are also subject to termination by reason of the employee's death or disability or by the Board of Directors at any time for "cause" as specified in the Employment Agreements. In addition, the Company has the right to terminate any of Messrs. Bowen, Remick or Guenthardt at any time without cause by paying him a lump sum amount equal to 100% of his then-annual base salary or, if the previously described one-year notice of termination has already been given by the Company to him, the portion thereof relating to the balance of the employment term.

         Mr. Cloues was employed by the Company during fiscal year 2001 under an employment agreement with the Company pursuant to which he served as the Company's Chairman of the Board of Directors and Chief Executive Officer. During fiscal year 2001, Mr. Cloues' annual base salary was $436,800, and there has been no change in his salary since the beginning of 2001.

         Mr. Cloues' employment agreement provides that he can terminate the agreement upon not less than 90 days' prior notice. The Company may terminate the employment term without cause upon not less than 30 days' prior written notice to Mr. Cloues, in which case Mr. Cloues would be entitled to a lump sum payment equal to 200% of his then-annual base salary. Mr. Cloues' employment term is also subject to termination by reason of his death or disability or by the Board of Directors at any time for "cause" as specified in his employment agreement.

         Mr. Cloues' employment agreement also includes provisions relating to a termination of employment upon a "change of control" (as specified in his employment agreement). Mr. Cloues' employment agreement applies to a termination of employment upon or within one year after a "change of control" which, if such termination was initiated by the Company or any successor thereto, was for any reason other than death, disability or "cause" or which, if such termination was initiated by Mr. Cloues, was at his sole discretion without regard to reason. In the event of the termination of employment of Mr. Cloues upon a "change of control," his employment agreement provides that, subject to certain limitations, the Company would pay him (i) an amount equal to three times his annual base salary in effect either immediately prior to the termination of employment or immediately prior to the "change of control," whichever is higher, and (ii) unless Mr. Cloues notifies the Company in writing that he intends to retain his options, an amount equal to the spread (the excess of market value over exercise price) on any stock options then held by him, whether or not such options were exercisable at the date of termination.

         NOTWITHSTANDING ANYTHING TO THE CONTRARY, THE FOLLOWING REPORTS OF THE COMPENSATION AND HUMAN RESOURCES COMMITTEE AND OF THE AUDIT COMMITTEE AND THE PERFORMANCE GRAPH ON PAGE 14 SHALL NOT BE DEEMED INCORPORATED BY REFERENCE BY ANY GENERAL STATEMENT INCORPORATING BY REFERENCE THIS PROXY STATEMENT INTO ANY FILING UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, EXCEPT TO THE EXTENT THAT THE COMPANY SPECIFICALLY INCORPORATES THIS INFORMATION BY REFERENCE, AND SHALL NOT OTHERWISE BE DEEMED FILED UNDER SUCH ACTS.

                           REPORT OF THE COMPENSATION
                          AND HUMAN RESOURCES COMMITTEE

         As members of the Compensation and Human Resources Committee (the "Compensation Committee"), it is our duty to review the compensation paid to the Company's executive officers and the other benefits received by them, to recommend to the Board the annual base salary of the Company's Chief Executive Officer, to approve the annual base salaries of the other executive officers, to approve all bonuses and other material compensation granted to the Chief Executive Officer and other executive officers and to approve the total amount of all bonuses paid by the Company under any Company-wide bonus or incentive compensation program. In addition, we also constitute the committee (the "Stock Option Committee") which administers the Company's 1996 Equity Compensation Plan and thus are responsible for the granting of stock options, stock appreciation rights and restricted stock to officers and other employees of the Company. These duties and the other responsibilities of the Compensation Committee are more fully described on page 5 of this Proxy Statement under the caption "Matters Concerning Directors - Committees and Meetings." In fulfilling these duties and responsibilities, it is the Compensation Committee's goal to have a policy that will enable the Company to attract, retain and reward senior officers who contribute to both its short-term and long-term success. Both members of the Compensation Committee are non-employee, independent directors.

         The Company's compensation policy for executive officers is to pay competitively and to be fair and equitable in the administration of pay. This is the same policy applicable to all employees of the Company. The Company seeks to balance the compensation paid to a particular individual with the compensation paid to other executives holding comparable positions both inside the Company and at other similar companies.

         The granting of bonuses on an annual basis is subjective and is based on a number of factors, including both the individual's performance and the financial performance of the Company and its various business units during the fiscal year, and the Compensation Committee determined, upon the recommendation of the Chief Executive Officer, that no cash bonuses would be paid for fiscal year 2001. With respect to stock awards, in July 2001, the Compensation Committee granted to Messrs. Cloues, Bowen, Remick and Guenthardt options to purchase

40,000, 20,000, 20,000 and 20,000 shares of Common Stock, respectively. Each of these grants vests in total on the fifth anniversary of the date of the grant. At the same time, the Compensation Committee granted five additional employees of the Company options to purchase an aggregate of 21,000 shares of Common Stock. Each of these grants vests in four equal, annual installments over a four year period, commencing July 20, 2002 and ending July 20, 2005. In July 2001, the Compensation Committee also granted Messrs. Cloues, Bowen, Remick and Guenthardt 4,000, 2,000, 2,000 and 2,000 shares of restricted Common Stock, respectively. Each of these grants of restricted Common Stock will vest on November 1, 2002, if such individual is employed by the Company on that date. The option grants to the key employees, including the Named Executive Officers, and the restricted stock grants to the Named Executive Officers were granted to provide a long-term incentive to the Company's key employees and to more closely align the interests of these employees with the interests of the Company's shareholders. Also, pursuant to Mr. Remick's employment agreement, he was granted in May 2001, on the second anniversary of the commencement of his employment with the Company, an option to purchase 5,000 shares of Common Stock, with the option for 1,250 of such shares to vest on each of the first, second, third and fourth anniversaries of the date of grant. All of the options referred to above were granted at a purchase price equal to the fair market value of the Company's Common Stock on the date of grant.

         The Compensation Committee has not adopted or made any recommendation to the Board regarding a bonus or other incentive compensation program for 2002. Whether or not any such program is adopted or recommended, it is expected that future stock options will be granted by the Stock Option Committee on a case-by-case basis, as and when deemed appropriate, rather than as part of any incentive compensation program.

         As with bonuses, the decisions of the Compensation Committee regarding salaries are subjective and not based on any list of specific criteria. The Company's Chief Executive Officer, Edward B. Cloues, II, had a 2001 base salary of $436,800. The annual base salaries of the other three Named Executive Officers during fiscal year 2001 were as follows: Mr. Bowen, $210,000; Mr. Remick, $191,000 and Mr. Guenthardt, $185,500. The Compensation Committee accepted the Chief Executive Officer's recommendation that his salary, along with the salaries of Messrs. Bowen, Remick and Guenthardt and the other employees of the Company, not be increased for at least the first six months of fiscal year 2002 except, in the case of other employees, for promotions or other exceptional circumstances.

         In summary, we believe that the salaries received by each of the Named Executive Officers for fiscal year 2001 were reasonable in view of their past and anticipated future contributions to the Company and that the equity grants were similarly justified and provide a long-term incentive to each of the Named Executive Officers.

                   COMPENSATION AND HUMAN RESOURCES COMMITTEE

                             Norman Cohen, Chairman
                                Richard J. Pinola

March 4, 2002


                          REPORT OF THE AUDIT COMMITTEE

         The Audit Committee operates pursuant to a formal written charter approved and adopted by the Board of Directors on May 15, 2000. In accordance with the charter, all the members of the Audit Committee are independent, and the Audit Committee reviewed the adequacy of the charter during fiscal year 2001.

         The Audit Committee reviews the Company's financial reporting process on behalf of the Board. In fulfilling its responsibilities, the Committee has reviewed and discussed the audited financial statements to be contained in the Company's Annual Report on Form 10-K for the fiscal year ended December 29, 2001 with the Company's management and also with Arthur Andersen LLP, the Company's independent accountants and auditors. Management is responsible for the financial statements and the reporting process, including the system of internal controls, and has represented to the Audit Committee that such financial statements were prepared in accordance with generally accepted accounting principles. The independent accountants are responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States.

         The Audit Committee has discussed with Arthur Andersen LLP the matters required to be discussed by Statement on Auditing Standards No. 61, as amended. Furthermore, the Audit Committee has received the written disclosures and the letter from Arthur Andersen LLP required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee has discussed with Arthur Andersen LLP that firm's independence from the Company and its management.

AUDIT FEES

         The aggregate fees billed for professional services rendered by Arthur Andersen LLP for the audit of the Company's annual financial statements for the year ended December 29, 2001 and the reviews of the Company's financial statements included in the Company's Quarterly Reports on Form 10-Q for the year ended December 29, 2001 were $185,000.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

         There were no fees billed for the professional services rendered by Arthur Andersen LLP during fiscal year 2001 relating to financial information systems design and implementation.

ALL OTHER FEES

         The aggregate fees billed for all other services rendered by Arthur Andersen LLP during fiscal year 2001, other than the services referred to above under the captions "Audit Fees" and "Financial Information Systems Design and Implementation Fees," were $101,000, and such other fees were primarily related to preparation of the Company's U.S. federal, U.S. state and foreign income tax returns and to tax advice given to the Company.

         After considering the provision of services encompassed within the above disclosures about fees (under the captions "Financial Information Systems Design and Implementation Fees" and "All Other Fees"), the Audit Committee has determined that the provision of such services is compatible with maintaining Arthur Andersen LLP's independence.

         Based on the reviews and discussions referred to above, the Audit Committee has recommended to the Company's Board of Directors that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 29, 2001 to be filed with the Securities and Exchange Commission.

                                 AUDIT COMMITTEE

                           Richard J. Pinola, Chairman
                                 Robert A. Engel
                                 Edward T. Hurd

March 4, 2002

                                PERFORMANCE GRAPH

         The following line graph compares the yearly change in the cumulative total shareholder return on the Company's Common Stock for the past five fiscal years with the cumulative total return of the Standard & Poor's 500 Stock Index (the "S&P 500") and the Dow Jones Factory Equipment Industry Group, which is described more fully below (the "Factory Equipment Group"). The graph assumes that $100 was invested at the end of fiscal year 1996 in the Company's Common Stock, the S&P 500 and the Factory Equipment Group. Dividend reinvestment has been assumed and, with respect to companies in the Factory Equipment Group, the returns of such companies have been weighted at each measurement point to reflect relative stock market capitalization.

[K-TRON GRAPH]

                             12/28/1996   01/03/1998   01/02/1999   01/01/2000   12/30/2000   12/29/2001
                             ----------   ----------   ----------   ----------   ----------   ----------
K-Tron International,
  Inc. ....................    100.00       168.29       180.49       131.71       179.27       100.00
Factory Equipment Group....    100.00       116.56        93.16        81.95        76.07        77.15
S&P 500....................    100.00       133.36       171.47       207.56       188.66       166.24

                     ASSUMES $100 INVESTED ON DEC. 28, 1996
                          ASSUMES DIVIDENDS REINVESTED
                        FISCAL YEAR ENDING DEC. 29, 2001






         The Factory Equipment Group is not a "published industry or line-of-business index" as that term is defined by Securities and Exchange Commission regulations. Accordingly, the Factory Equipment Group is considered a "peer index," and the identity of the companies used in the index is as follows:
Baldwin Technology Inc. Class A, BNS Co. Class A, BTU International, Inc., Chicago Rivet & Machine Co., Farrel Corporation, Flow International Corp., Gardner Denver, Inc., Genesis Worldwide, Inc., Gorman-Rupp Company, Hardinge Inc., Hirsch International Corp. Class A, Hurco Companies Inc., K-Tron International, Inc., Kadant Inc., Katy Industries, Inc., Key Technology Inc., McClain Industries, Inc., Metso Corp., Middleby Corporation, Milacron Inc., Paul Mueller Company, Nordson Corporation, Oilgear Company, Paragon Technologies, Inc., Quipp, Inc., Regal-Beloit Corp, Research Incorporated, Riviera Tool Company, Selas Corporation of America, The L.S. Starrett Company, Taylor Devices, Inc. and Trikon Technologies, Inc.

                         INDEPENDENT PUBLIC ACCOUNTANTS

         Arthur Andersen LLP has served as the Company's independent public accountants and auditors since 1994, but the retention of Arthur Andersen LLP to serve in such capacity for the current year has not yet been considered by the Company's Board of Directors. A representative of Arthur Andersen LLP is expected to be present at the Annual Meeting with the opportunity to make a statement if he or she desires to do so and to be available to respond to appropriate questions.

                  SHAREHOLDER PROPOSALS -- 2003 ANNUAL MEETING

         Shareholders may submit proposals on matters appropriate for shareholder action at annual meetings in accordance with regulations adopted by the Securities and Exchange Commission. Any proposal which an eligible shareholder desires to have presented at the 2003 annual meeting of shareholders (which is expected to be held on or about May 9, 2003) concerning a proper subject for inclusion in the proxy statement and for consideration at the annual meeting, will be included in the Company's proxy statement and related proxy card if it is received by the Company no later than November 25, 2002.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934, as amended, requires that directors and certain officers of the Company, and persons who own more than ten percent of the Company's Common Stock, file reports of ownership of Company securities and changes in ownership of Company's securities with the Securities and Exchange Commission. The Company believes that all filings required to be made during fiscal year 2001 were made on a timely basis.

                                  OTHER MATTERS

         The Board of Directors of the Company does not intend to bring any other matters before the Annual Meeting and has no reason to believe any other matters will be presented. If, however, other matters properly do come before the meeting, it is the intention of the persons named as proxy agents in the enclosed Proxy Card to vote upon such matters in accordance with their judgment.

                                        By Order of the Board of Directors,
                                        Mary E. Vaccara
                                        Secretary

April 1, 2002

                        K-TRON INTERNATIONAL, INC. PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. The undersigned hereby appoints EDWARD B. CLOUES, II and NORMAN COHEN, or either of them acting singly in the absence of the other, each with the power to appoint his substitute, the Proxy Agents of the undersigned to attend the Annual Meeting of Shareholders of K-Tron International, Inc. (the "Company") to be held at the Company's principal executive offices at Routes 55 and 553, Pitman, New Jersey, on May 17, 2002, at 10:00 a.m., local time, and any postponements or adjournments thereof, and with all powers the undersigned would possess if personally present, to vote upon the following matters as indicated on the reverse side.

    PLEASE MARK, SIGN AND DATE THIS PROXY CARD AND PROMPTLY RETURN IT USING
                             THE ENCLOSED ENVELOPE.

                  (CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)




                                                                     -----------
                                                                     SEE REVERSE
                                                                        SIDE
                                                                     -----------

A /x/ PLEASE MARK YOUR
    VOTE AS IN THIS
    EXAMPLE




                         FOR         WITHHELD
1. Election of           / /           / /         NOMINEE:   Edward T. Hurd
   Director
   Class I

2. In their discretion, the Proxy Agents are authorized to vote upon such other business that may properly come before the meeting.




THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO INSTRUCTION IS SPECIFIED WITH RESPECT TO THE MATTER TO BE ACTED UPON, THE SHARES REPRESENTED BY THE PROXY WILL BE VOTED FOR THE NOMINEE FOR ELECTION AS THE CLASS I DIRECTOR. IF ANY OTHER BUSINESS IS PRESENTED AT THE MEETING, THIS PROXY CONFERS AUTHORITY TO VOTE AND SHALL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATION OF THE BOARD OF DIRECTORS OF THE COMPANY OR ITS EXECUTIVE COMMITTEE. THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF THE ANNUAL MEETING OF SHAREHOLDERS AND THE RELATED PROXY STATEMENT.

PLEASE MARK, SIGN AND DATE THIS PROXY CARD AND PROMPTLY RETURN IT USING THE ENCLOSED ENVELOPE.

SIGNATURE(S) ____________________________________________ DATE ___________, 2002

Please sign exactly as name appears above. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the President or other authorized officer. If a partnership, please sign in the partnership name by an authorized person.